                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-KA

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               February 6, 1998



                             LDM Technologies, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


             Michigan                            333-21819                  38-269-0171
             --------                            ---------                  -----------
  (State or other jurisdiction of               (Commission               (I.R.S. Employer
          incorporation)                        File Number)              Identification No.)


            2500 Executive Hills Drive, Auburn Hills, Michigan 48326
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (248) 858-2800

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 6, 1998, LDM Technologies, Inc., a Michigan corporation ("Registrant"), pursuant to the terms of an Acquisition Agreement dated December 23, 1997 ("Agreement") between Tadim, Inc., Huron Plastics Group, Inc. (collectively "Huron Plastics Group") and certain selling shareholders and Registrant filed as Exhibit 1 to this report on Form 8-K, purchased substantially all of the operating assets (consisting of plant, equipment and inventory and located in Texas, USA) of Tadim, Inc. and 100% of the issued common stock of Huron Plastics Group, Inc., a Michigan corporation.

         The aggregate purchase price paid for the stock of Huron Plastics Group, Inc. and the business and net assets of Tadim, Inc. was $68.9 million cash. The funds required for the purchase were acquired by the Registrant under a new term loan of $66 million and additional advances under its Senior Credit Facility with BankAmerica Business Credit, Inc., as agent, for itself and a group of banks.

         There was no material relationship between Huron Plastics Group or any of its affiliates and the Registrant or any of its affiliates, any director of officer of the Registrant, or any associate of any such director or officer.

         Huron Plastics Group is engaged in the business of manufacturing and distributing molded plastic components for sale principally to North American automobile manufacturers and their suppliers. The business and operations of Huron Plastics Group will be continued by the Registrant substantially as they were conducted prior to the acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following financial statements are filed as part of this report on Form 8-K.

         (a)      Financial Statements of business acquired:

         (1) Combined Financial Statements of Huron Plastics Group for the years ended March 31, 1997 and 1996 with Report of Independent Auditors.

         (2) Pro Forma financial information: Unaudited Pro Forma Consolidated Financial Information of Registrant giving effect to the acquisition referred to in Item 2 above.

         (3) Unaudited Condensed Combined Interim Financial Statements of Huron Plastics Group for the nine months ended December 28, 1997 and December 29, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 LDM TECHNOLOGIES, INC.


                                                 By:  /s/  Gary E. Borushko
                                                      ---------------------
                                                      Gary E. Borushko
                                                      Chief Financial Officer


Dated: April 22, 1998

                              Huron Plastics Group

                          Combined Financial Statements



                       Years ended March 31, 1997 and 1996



                                    CONTENTS



Report of Independent Auditors........................................   1

Audited Combined Financial Statements

Combined Balance Sheets...............................................   2
Combined Statements of Operations and Retained Earnings...............   4
Combined Statements of Cash Flows.....................................   5
Notes to Combined Financial Statements................................   6

                         Report of Independent Auditors



Boards of Directors
Huron Plastics Group


We have audited the accompanying combined balance sheets of Huron Plastics Group as of March 31, 1997 and 1996, and the related combined statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Huron Plastics Group at March 31, 1997 and 1996 and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                              Ernst & Young LLP

Detroit, Michigan
July 2, 1997

                              Huron Plastics Group

                             Combined Balance Sheets



                                                                           MARCH 31
                                                                     1997           1996
                                                              --------------------------------
ASSETS (NOTE 2)
Current assets:
   Cash                                                        $    102,671       $      8,185
   Trade accounts receivable, less allowances of
     $316,000 in 1997 and $190,000 in 1996                       14,947,291         14,037,291
   Inventories:
     Raw materials                                                3,256,422          2,439,985
     Finished goods                                               3,142,254          2,458,671
                                                              --------------------------------
   Total inventories                                              6,398,676          4,898,656

   Customer tooling in progress                                   5,790,428          2,995,738
   Federal income taxes receivable                                  581,996            126,400
   Deferred income taxes                                            155,000            345,000
   Prepaid expenses and other current assets                        194,453             43,358
                                                              --------------------------------
Total current assets                                             28,170,515         22,454,628

Property, plant and equipment:
   Land                                                             341,747            341,747
   Buildings and improvements                                     3,541,992          3,503,230
   Machinery and equipment                                       32,947,915         29,915,223
                                                              --------------------------------
                                                                 36,831,654         33,760,200
   Less accumulated depreciation                                (16,009,013)       (12,928,388)
                                                              --------------------------------
Net property, plant and equipment                                20,822,641         20,831,812

Intangibles (Note 1)                                                742,481          1,511,481
Deposits                                                          1,562,845            505,372
Investments in affiliates (Note 6)                                1,291,668          1,477,994
                                                              --------------------------------
                                                               $ 52,590,150       $ 46,781,287
                                                              ================================

                              Huron Plastics Group

                             Combined Balance Sheets

                                                                                    MARCH 31
                                                                             1997               1996
                                                                         ----------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Note payable to bank (Note 2)                                          $ 4,401,000         $ 3,612,076
   Trade accounts payable                                                   9,854,232           7,509,954
   Accrued expenses                                                         3,378,918           1,375,531
   Compensation and amounts withheld therefrom                              1,139,338             872,218
   Current maturities of long-term liabilities (Note 2)                     4,105,909           3,585,909
                                                                          -------------------------------
Total current liabilities                                                  22,879,397          16,955,688



Other liabilities:
   Long-term liabilities, less current maturities (Note 2)                  9,576,303          11,309,545
   Deferred income taxes                                                    2,131,000           1,888,000
                                                                          -------------------------------
                                                                           11,707,303          13,197,545



Redeemable common stock (Note 4)                                           13,412,759          12,618,759



Stockholders' equity (Notes 2 and 4):
   Common stock--Huron Plastics Group, Inc.                                    79,122              79,122
                 Tadim, Inc.                                                   20,000              20,000
   Additional paid-in capital                                                 752,936             752,936
   Retained earnings                                                        3,738,633           3,157,237
                                                                          -------------------------------
                                                                            4,590,691           4,009,295
                                                                          -------------------------------
                                                                          $52,590,150         $46,781,287
                                                                          ===============================

See accompanying notes.

                              Huron Plastics Group

             Combined Statements of Operations and Retained Earnings



                                                                                 YEAR ENDED MARCH 31
                                                                               1997              1996
                                                                          ----------------------------------

Net sales                                                                    $ 88,133,666      $ 70,307,414

Costs and expenses:
   Cost of products sold                                                       71,063,923        56,579,254
   Selling, general and administrative (Note 6)                                13,576,163        12,538,383
   Interest                                                                     2,105,959         2,494,772
                                                                             ------------------------------
                                                                               86,746,045        71,612,409
                                                                             ------------------------------
Earnings (loss) from operations                                                 1,387,621        (1,304,995)

Other income (expense):
   Equity in (loss) earnings of affiliates                                       (186,326)           96,397
   Tooling, net                                                                   282,101         1,377,198
                                                                             ------------------------------
Earnings before income taxes                                                    1,483,396           168,600

Federal income taxes (Note 5):
   Current                                                                      1,135,000           202,000
   Deferred credit                                                               (433,000)          (41,000)
                                                                             ------------------------------
                                                                                  702,000           161,000
                                                                             ------------------------------
Net earnings                                                                      781,396             7,600

Retained earnings at beginning of year                                          3,157,237         3,525,987
Dividends to Tadim, Inc. stockholders                                            (200,000)         (200,000)
Dividends to Huron Advanced Technologies, Inc.
stockholders                                                                                       (176,350)
                                                                             ------------------------------
Retained earnings at end of year                                             $  3,738,633      $  3,157,237
                                                                             ==============================



See accompanying notes.

                              Huron Plastics Group

                        Combined Statements of Cash Flows

                                                                                YEAR ENDED MARCH 31
                                                                              1997               1996
                                                                        ----------------------------------
OPERATING ACTIVITIES
Net earnings                                                                $   781,396     $     7,600
Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation                                                             3,266,587       2,756,040
     Amortization of intangibles                                                769,000         719,000
     Increase in redeemable common stock (Note 4)                               794,000         714,423
     Loss on sale of property and equipment                                     160,263              --
     Deferred income taxes                                                      433,000          41,000
     Equity in earnings of affiliates and other                                 186,326        (104,597)
     Change in operating assets and liabilities:
       Accounts receivable                                                     (910,000)        178,682
       Inventories                                                           (1,500,020)       (707,157)
       Customer tooling in progress                                          (2,794,690)      1,220,241
       Accounts payable and accrued expenses                                  4,347,665        (218,092)
       Compensation and amounts withheld therefrom                              267,119         122,653
       Federal income taxes                                                    (455,596)        (80,000)
       Prepaid expenses and other current assets                               (151,095)         91,779
                                                                            ---------------------------
Net cash provided by operating activities                                     5,193,955       4,741,572

INVESTING ACTIVITIES
Purchases of property and equipment                                          (3,417,678)     (3,153,079)
Deposits                                                                     (1,057,473)        217,732
                                                                            ---------------------------
Net cash used in investing activities                                        (4,475,151)     (2,935,347)

FINANCING ACTIVITIES
Net proceeds from note payable to bank                                          788,924      (5,702,924)
Payments on long-term liabilities and capital lease obligations              (1,213,242)     (5,560,367)
Proceeds from borrowings on long-term debt                                           --       9,392,240
Dividends paid to Tadim, Inc. stockholders                                     (200,000)       (200,000)
Dividends paid to Huron Advanced Technologies, Inc. stockholders                     --        (176,350)
                                                                            ---------------------------
Net cash used in financing activities                                          (624,318)     (2,247,401)
                                                                            ---------------------------
Increase (decrease) in cash                                                      94,486        (441,176)
Cash at beginning of year                                                         8,185         449,361
                                                                            ---------------------------
Cash at end of year                                                         $   102,671     $     8,185
                                                                            ===========================


See accompanying notes.

                              Huron Plastics Group

                     Notes to Combined Financial Statements

                                 March 31, 1997



NATURE OF THE BUSINESS

Huron Plastics Group manufactures plastic injection molded parts for the automotive industry.

1.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements of Huron Plastics Group include the accounts of Huron Plastics Group, Inc. and, its wholly-owned subsidiaries, and Tadim, Inc., and Huron Advanced Technologies, Inc. In June 1995, Huron Advanced Technologies, Inc. was merged into Huron Plastics Group, Inc. and was accounted for as a combination of companies under common control in a manner similar to a pooling of interests.

All intercompany accounts and transactions have been eliminated in combination. The Companies have common management.

Investment in affiliates, owned more than 20 percent but not in excess of 50 percent, are accounted for on the equity method.

INVENTORIES

Inventories are stated at the lower of cost, as determined by the last-in, first-out method, or market. Current cost of LIFO inventories exceeds their balance sheet carrying amount by approximately $215,000 and $202,000 in March 31, 1997 and 1996, respectively.

PROPERTY, PLANT AND EQUIPMENT

Properties are recorded at cost and include amounts related to capital leases. Depreciation, including amortization of amounts related to capital leases, is computed by the straight-line method based upon the estimated useful lives of the respective assets, or, in the case of leasehold improvements, over the term of the lease if shorter than the estimated useful lives of the assets.

INCOME TAXES

Deferred taxes result from certain inventory costs, depreciation, investments in affiliates and other less significant temporary differences between taxable income and income for financial reporting purposes.

                              Huron Plastics Group

                                 March 31, 1997



1.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tadim, Inc. has elected to be treated as an S Corporation under the provisions of the Internal Revenue Code; therefore, no income taxes have been provided.

USE OF ESTIMATES

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CREDIT RISK

Substantially all the accounts receivable are from major domestic automotive manufacturers and their suppliers. Huron Plastics Group generally does not require collateral from its customers. Credit losses from customers have been minimal and within management's expectations.

INTANGIBLE ASSETS

Intangible assets, amortized by the straight-line method over the lives indicated in the table below at March 31, are as follows:


                                           1997             1996        LIFE
                                       -----------------------------------------
Goodwill                                $3,435,847        $3,435,847    10 Years
Consulting agreement                     3,750,000         3,750,000    10
Technology agreement                        75,000            75,000    3
                                       -----------------------------
                                         7,260,847         7,260,847
Less accumulated amortization            6,518,366         5,749,366
                                       -----------------------------
                                       $   742,481        $1,511,481
                                       =============================

                              Huron Plastics Group

                                 March 31, 1997

2.  NOTE PAYABLE AND LONG-TERM LIABILITIES

Short-term borrowings payable on demand and bearing interest at .25% over the bank's prime rate through October 1996 and at prime thereafter (8.5% at March 31, 1997) were available to Huron Plastics Group up to $8,000,000 under a revolving credit agreement.

Long-term liabilities at March 31 are comprised of the following:


                                                                       1997           1996
                                                                  --------------------------
Term note payable to bank in monthly installments of $176,667 plus interest at .5% over prime, balance due
   March 31, 2001                                                 $8,656,667     $10,600,000
Term notes payable to bank in monthly installments of
   $90,909 plus interest at 7.55% per annum, balance due
   June 1, 1999                                                    2,454,545       3,545,454
Term notes payable to bank in monthly installments of
   $56,583 plus interest at .5% per over prime, balance due
   June 1, 1999                                                    2,196,000
Consulting agreement with a stockholder, payable in
   quarterly installments of $93,750 through March, 1998
                                                                     375,000         750,000
                                                                 ---------------------------
                                                                  13,682,212      14,895,454
Less current maturities                                            4,105,909       3,585,909
                                                                 ---------------------------
                                                                  $9,576,303     $11,309,545
                                                                 ===========================

Substantially all of Huron Plastics Group's assets are pledged as collateral for repayment of the bank debt.

The bank credit agreement contains various restrictive covenants including the maintenance of stipulated levels of working capital, tangible net worth, total debt, and limits capital expenditures and dividends with which the Company was in compliance as of March 31, 1997.

Under the most restrictive of these provisions none of Huron Plastics Group's retained earnings were free of restriction at March 31, 1997.

Maturities of long term liabilities for the four fiscal years following 1997 are: 1998--$4,105,909; 1999--$3,889,909; 2000--$3,071,727; and 2001--$2,614,667.

Interest paid approximated $1,401,000 and $1,138,000 in 1997 and 1996, respectively.

The Company has guaranteed the debt of $750,000 of a partnership of which certain stockholders represent a majority interest as of March 31, 1997.

                              Huron Plastics Group

                                 March 31, 1997

3.  LEASES

Huron Plastics Group leases certain facilities and equipment under agreements which expire at various dates through 2002. In most cases, the lessors are partnerships in which certain stockholders represent a majority interest.

Future minimum lease payments by fiscal year ending March 31 under operating leases are as follows:

                              1998                     $1,840,926
                              1999                      1,625,198
                              2000                      1,463,998
                              2001                      1,087,894
                              2002                      1,101,531

Total rental expense approximated $1,749,745 and $1,434,000 in 1997 and 1996, respectively.

4.  STOCKHOLDERS' EQUITY

The common stock authorized and outstanding at March 31 is as follows:


                                                         1997           1996
                                                    ----------------------------
Huron Plastics Group, Inc., no par value:
   Authorized shares                                  1,000,000       1,000,000
   Outstanding shares                                   872,755         872,755

Tadim, Inc., no par value:
   Authorized shares                                     60,000          60,000
   Outstanding shares                                    20,000          20,000

The owner of 793,633 shares (91%) of the Huron Plastics Group, Inc. common stock has entered into an agreement with the President of Huron Plastics Group, Inc. which assigns the voting rights of his shares to the President.

The 91% stockholder who has assigned his voting rights has an agreement with Huron Plastics Group, Inc. which provides that Huron Plastics Group, Inc. may purchase his shares at anytime at a current price of $15.90 per share but generally increasing 6% per year to $24 per share at April 1, 2003. If Huron Plastics Group, Inc. has not exercised its option to purchase these shares by April 1, 2003, it must purchase them at that time. Payment under this agreement has been guaranteed by Tadim, Inc.

                              Huron Plastics Group

                                 March 31, 1997


4.  STOCKHOLDERS' EQUITY (CONTINUED)

The agreement also requires that upon the death of the 91% stockholder, Huron Plastics Group, Inc. purchase his shares at a price (currently $15.90 per share) set forth in the agreement. Huron Plastics Group, Inc. is required to maintain at least $1,000,000 of insurance on the life of this stockholder. Upon his death, the purchase price must be paid in cash to the extent of the proceeds from the life insurance policy and any remaining balance may be paid in cash or by a promissory note payable over a period ending April 1, 2003.

The redeemable stock has been classified as debt in the combined balance sheet because of the mandatory redemption provisions of this agreement. Annual increases in the redemption price of the redeemable common stock are charged to operations as interest expense and amounted to $794,000 in 1997 and $714,000 in 1996.

Under the terms of a Stockholder Agreement between the Huron Plastics Group, Inc. and owners of 4% of the common stock of Huron Plastics Group, Inc. such stockholders can tender shares owned for purchase first by the President of Huron Plastics Group, Inc. and then by Huron Plastics Group, Inc.. Further, upon the death or permanent disability of a stockholder, Huron Plastics Group, Inc. is required to purchase the shares owned by that stockholder, at a per share priced defined by the Stockholder Agreement.

5.  FEDERAL INCOME TAXES

A reconciliation of the provision for federal income taxes and the amount computed by applying the statutory rate of 34% to the earnings of Huron Plastics Group, Inc. and subsidiaries before federal income taxes is as follows:

                                                                   1997              1996
                                                                  ----------------------------

        Federal income tax (credit) at statutory rate             $347,000          $(132,000)
        Increase resulting from:
           Amortization of goodwill                                117,000            117,000
           Increase in redeemable common stock                     270,000            243,000
           Other                                                   (32,000)           (67,000)
                                                                  ---------------------------
                                                                  $702,000           $161,000
                                                                  ===========================

Income taxes paid in 1997 and 1996 totaled $750,000 and $200,000, respectively.

The tax effects of the temporary differences which create the Company's deferred tax assets and liabilities are as follows:

                                                                 Deferred           Deferred
                                                                    Tax               Tax
                                                                   Asset           Liability
                                                                 ---------        -----------
        March 31, 1997:
          Depreciation                                                            $2,115,229
          Affiliate earnings                                                          15,771
          Accrued compensation                                   $185,367
          Other accrued expenses                                  (30,367)
                                                                 --------         ----------
                                                                 $155,000         $2,131,000
                                                                 ========         ==========
        March 31, 1996:
          Depreciation                                                            $1,872,697
          Affiliate earnings                                                          15,303
          Accrued compensation                                   $164,807
          Other accrued expenses                                  180,193
                                                                 --------         ----------
                                                                 $345,000         $1,888,000
                                                                 ========         ==========

                              Huron Plastics Group

                                 March 31, 1997

6.  INVESTMENT IN AFFILIATES

In September 1994, Huron Plastics Group, Inc. acquired 30% of Sunningdale Plastic Industries Ltd., a manufacturing company in Singapore, for $1,225,000.

In November 1994, Huron Plastics Group, Inc. acquired 25% of Pyramid Mold Inc., a tooling company, for $110,000.

The Company's investments in affiliates at March 31, include the following:

                                1997                 1996
                             ------------------------------

        Sunningdale          $1,115,276          $1,328,670
        Pyramid                 176,392             149,324
                             ------------------------------
                             $1,291,668          $1,477,994
                             ==============================

7.  OTHER MATTERS

Huron Plastics Group has a contributory profit-sharing plan that covers substantially all employees. Discretionary contributions, which are based on a percentage of net earnings as defined by the plan approximated $91,000 in 1997, and matching contributions approximated $168,000 and $141,000 in 1997 and 1996, respectively.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The unaudited pro forma condensed consolidated statements of operations of LDM Technologies, Inc. (the "Company") for the fiscal year ended
September 28, 1997 and the quarter ended December 28, 1997, give effect to the Molmec Acquisition, the Kendallville Acquisition, the Senior Credit Facility and the Initial Offering (each as defined below, collectively the "1997 Transactions"), the Kenco and the Beienheim Acquisitions (each as defined below, collectively the "Previous 1998 Transactions") and the Huron Plastics Group Acquisition and new Term Loan as if such transactions had occurred on September 30, 1996. The unaudited pro forma condensed consolidated balance sheet at December 28, 1997 gives effect to the Huron Plastics Group Acquisition and New Term Loan as if such transactions had occurred on that date. The allocation of the purchase price to the assets and liabilities of Huron
Plastics Group as reflected below is a preliminary estimate. The actual allocation, when finalized, may differ. The 1997 Transactions and Previous 1998 Transactions are reflected in the historical balance sheet at December 28, 1997. The unaudited pro forma consolidated financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the transactions occurred on the dates indicated above or to project the Company's results of operations for any future period. This unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes, the historical financial statements of Huron Plastics Group, including the notes thereto, included elsewhere herein and the historical financial statements of the Company, including the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended September 28, 1997.

                            LDM Technologies, Inc.
      Unaudited ProForma Condensed Consolidated Statements of Operations
                    For The Year Ended September 28, 1997
                            (dollars in thousands)


                                                   Adjustments                          Huron
                                  Adjustments     for Previous    LDM, as Adjusted     Plastics      Huron Plastics
                      LDM          for 1997           1998          for Previous         Group       Group Proforma      Pro
                  Consolidated  Transactions(a)   Transactions(b)   Transactions       Historical     Adjustments         Forma
                  ---------------------------------------------------------------------------------------------------------------
Net sales:
Product sales      $261,103        $29,125           $86,224            $376,452        $92,013                         $468,465
Mold sales           31,917          2,393             8,028              42,338         17,941                           60,279
                  ---------------------------------------------------------------------------------------------------------------
                    293,020         31,518            94,252             418,790        109,954                          528,744

Cost of sales:
Product cost of
 sales              210,532         19,751            74,706             304,989         74,720       $    832  (c)      380,291
Mold cost of
 sales               30,398          2,150             6,204              38,752         17,265                           56,017
                  ---------------------------------------------------------------------------------------------------------------
                    240,930         21,901            80,910             343,741         91,985            832           436,308
                  ---------------------------------------------------------------------------------------------------------------

    Gross margin     52,090          9,617            13,342              75,049         17,969                           92,436

                  ---------------------------------------------------------------------------------------------------------------
Selling,
 general and
 administrative
 expenses            35,561          5,713             6,553              47,827         14,025          1,814  (d)       63,666
                  ---------------------------------------------------------------------------------------------------------------

Operating profit     16,529          3,904             6,789              27,222          3,944         (2,646)           28,520

Interest expense     11,076          2,985             3,039              17,100          2,330          3,145  (e)       22,575
Other, net              444                             (76)                 368          (145)                              223
                  ---------------------------------------------------------------------------------------------------------------

Income before
  income taxes
  and minority
  interest            5,009            919             3,826               9,754          1,759         (5,791)            5,722

Provision for
 income taxes         2,088            368             1,972               4,428            508         (1,943) (f)        2,993
                  ---------------------------------------------------------------------------------------------------------------

Income
   before minority
   interest           2,921            551             1,854               5,326          1,251         (3,848)            2,729

Minority
 interest               142                                                  142                                             142
                  ---------------------------------------------------------------------------------------------------------------
      Net income     $3,063           $551            $1,854              $5,468         $1,251       $ (3,848)           $2,871
                  ===============================================================================================================



                            LDM Technologies, Inc.
      Unaudited Pro Forma Condensed Consolidated Statement of Operations
              For the Three-month Period Ended December 28, 1997
                            (dollars in thousands)


                                                      LDM as            Huron
                                  Adjustment         Adjusted          Plastics         Huron Plastics
                      LDM       for Beienheim      for Beienheim        Group               Group               Pro
                   Historical    Transaction      Transaction         Historical         Adjustments           Forma
                  ------------------------------------------------------------------------------------------------------
Net sales:
Product sales     $  93,707       $  5,292        $   98,999           $  24,891                           $ 123,890
Mold sales            6,589            661             7,250               2,953                              10,203
                  ---------------------------------------------------------------------------------------------------
                    100,296          5,953           106,249              27,844                             134,093

Cost of sales:
Product cost of
 sales               76,536          5,282            81,818              19,498       $   (32)  (c)         101,284
Mold cost of
 sales                5,838            445             6,283               2,957                               9,240
                  ---------------------------------------------------------------------------------------------------
                     82,374          5,727            88,101              22,455           (32)              110,524
                  ---------------------------------------------------------------------------------------------------
Gross margin         17,922            226            18,148               5,389                              23,569
Selling,
  general and
  administrative
  expenses           11,097            200            11,297               4,064           454   (d)          15,815
                  ---------------------------------------------------------------------------------------------------
Operating profit      6,825             26             6,851               1,325          (422)                7,754

Interest expense      3,933            133             4,066                 594           775   (e)           5,435
Other, net              122              7               129                                                     129
                  ---------------------------------------------------------------------------------------------------

Income before
  income taxes
  and minority
  interest            2,770          (114)             2,656                 731        (1,197)                2,190

Provision for
 income taxes         1,308           (49)             1,259                 272          (387)  (f)           1,144
                  ---------------------------------------------------------------------------------------------------
Income before
  minority
  interest            1,462           (65)             1,397                 459          (810)                1,046
Minority
 interest                48                               48                                                      48
                  ---------------------------------------------------------------------------------------------------

Net income        $   1,510       $   (65)        $    1,445           $     459       $  (810)            $   1,094
                  ===================================================================================================


                            LDM Technologies, Inc.
 Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  for the Year Ended September 28, 1997 and
                the Three-month Period Ended December 28, 1997
                            (dollars in thousands)

(a) To adjust the Company's historical results of operations for the 1997 Transactions as if such transactions had occurred on September 30, 1996. On January 22, 1997, the Company consummated the acquisition of the business and certain net assets of Molmec, Inc. (the "Molmec Acquisition"). The results of operations of the Molmec business are included in the Company's results of operations effective on the acquisition date. On May 1, 1997, the Company consummated the acquisition of the business and net assets of the Kendallville Plant of Aeroquip, Inc. (the "Kendallville Acquisition"). The results of operations of the Kendallville Plant are included in the Company's results of operations effective on the acquisition date. On January 22, 1997, the Company issued $110 million aggregate principal amount of its 10 3/4% Senior Subordinated Notes, the proceeds of which were used to repay certain outstanding borrowings, to fund the Molmec acquisition and for general corporate purposes (the "Initial Offering"). In connection with the Initial Offering, the Company obtained a new senior credit facility (the "Senior Credit Facility").

(b) To adjust the Company's historical results of operations for the Kenco Acquisition and ASG Beienheim Acquisition as if such acquisitions had occurred on September 30, 1996. On September 30, 1997, the Company consummated the acquisition of the stock of Kenco Plastics, Inc. (a Michigan corporation), Kenco Plastics, Inc. (a Kentucky corporation), and the business and net assets of Narens Design and Engineering, Inc. On November 25, 1997, a newly formed subsidiary of the Company, named Anja Verwaltungsgesellschaft mbh, pursuant to the terms of an Acquisition Agreement dated November 12, 1997 between Aeroquip-Vickers International GmbH, purchased substantially all of the assets of ASG Beienheim, a unit of the Aeroquip-Sterling division of Aeroquip.

(c) To reduce depreciation due to property, plant and equipment write down and increase cost of goods sold due to increase of inventory to net realizable value.

(d) To eliminate previous goodwill amortization and provide goodwill amortization related to the acquisition of Huron Plastics Group by the Company, assuming a 15-year amortization period.

(e) To eliminate interest related to prior debt and redeemable stock and provide interest expense related to debt acquired for the Huron Plastics Group transaction.

(f) To adjust for the tax effect of (c), (d), and (e), assuming an effective tax rate of 40%.

                            LDM Technologies, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 28, 1997
                             (dollars in thousands)

                                                                      Huron       Huron Plastics
                                                                     Plastics     Group Pro Forma
                                                                      Group        Adjustments          Pro Forma
                                             LDM Historical         Historical
                                            ------------------------------------------------------------------------
ASSETS
Current assets:
    Cash                                              $8,365            $281        ($281)  (a)         $  8,365
    Accounts Receivable                               58,711          16,366                              75,077
    Inventories                                       19,944           7,537          961   (b)           28,442
    Mold costs                                        18,887           4,541                              23,428
    Deferred income taxes                              4,726             155                               4,881
    Other current assets                               1,956             309          212   (c)            2,477
                                              ------------------------------------------------------------------
         Total current assets                        112,589          29,189          892                142,670
Net property, plant and equipment                     96,695          21,335       (1,394)  (d)          116,636
Goodwill                                              45,880             185       28,301   (e)           74,366
Debt issue costs                                       6,709                                               6,709
Other assets                                             561           3,554                               4,115
                                              ------------------------------------------------------------------
Totals                                              $262,434         $54,263      $27,799               $344,496
                                              ==================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Lines of credit and revolving loans              $37,681          $8,893      ($6,300)  (a)         $ 40,274
    Accounts payable                                  33,960           9,375                              43,335
    Accrued liabilities                               16,975           2,316         (353)  (c)           18,938
    Accrued interest                                   5,693                                               5,693
    Accrued compensation                               3,942                                               3,942
    Advance mold payments from customers              11,881                                              11,881
    Income taxes payable                               2,719                                               2,719
    Current maturities of long-term debt               1,961           4,265          735   (a)            6,961
                                              ------------------------------------------------------------------
         Total current liabilities                   114,812          24,849       (5,918)               133,743

Long-term debt due after one year                    121,660           6,852       54,148   (a)          182,660
Deferred income taxes                                  3,789           2,131                               5,920
Notes payable due to affiliates                           87                                                  87
Minority interests                                       231                                                 231
Redeemable preferred stock                            14,008         (14,008)

Stockholders' Equity:
Common Stock                                                              99          (99)  (f)
Additional paid-in capital                                94             753         (753)  (f)               94
Retained earnings                                     21,863           5,571       (5,571)  (f)           21,863
Foreign currency translation adjustments                (102)                                               (102)
                                              ------------------------------------------------------------------
Total stockholders' equity                            21,855          20,431      (20,431)                21,855
                                              ------------------------------------------------------------------
Totals                                              $262,434         $54,263      $27,799               $344,496
                                              ==================================================================


                            LDM Technologies, Inc.
        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 28, 1997
                             (dollars in thousands)

(a) To eliminate Huron Plastics Group outstanding debt and adjust for the increase in debt related to the acquisition.

(b)      To increase inventories to fair value.

(c) To conform Huron Plastics Group property tax accounting to the Company's accounting policies.

(d) To eliminate real estate not purchased with the business and record net property, plant, and equipment at fair value.

(e)      To record goodwill related to the acquisition of Huron Plastics Group.

(f)      To eliminate the historical stockholders' equity of Huron Plastics
         Group.

                              Huron Plastics Group
                        Condensed Combined Balance Sheet
                             (dollars in thousands)

                                                                     As of
                                                December 31, 1997             March 31, 1997
                                              ----------------------------------------------
                                                   (Unaudited)                  (See note)
ASSETS
Current Assets:                                           $   281                  $   103
    Accounts Receivable                                    16,366                   14,947
    Inventories                                             7,537                    6,399
    Mold Costs                                              4,541                    5,790
    Deferred income taxes                                     155                      155
    Other current assets                                      309                      776
                                                 -----------------------------------------
         Total current assets                              29,189                   28,170
Net property, plant and equipment                          21,335                   20,823
Goodwill                                                      185                      742
Other assets                                                3,554                    2,855
                                                 -----------------------------------------
Totals                                                    $54,263                  $52,590
                                                 =========================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Lines of credit and revolving loans                   $ 8,893                  $ 4,401
    Accounts payable                                        9,375                   13,233
    Accrued compensation                                    2,316                    1,139
    Current maturities of long-term debt                    4,265                    4,106
                                                 -----------------------------------------
    Total current liabilities                              24,849                   22,879
Long-term debt due after one year                           6,852                    9,576
Deferred income taxes                                       2,131                    2,131
Redeemable common stock                                    14,008                   13,413

Stockholders' Equity:
Common Stock                                                   99                       99
Additional paid-in capital                                    753                      753
Retained earnings                                           5,571                    3,739
                                                 -----------------------------------------
    Total stockholders' equity                              6,423                    4,591
                                                 -----------------------------------------
    Totals                                                $54,263                  $52,590
                                                 =========================================

See accompanying notes.


NOTE: The balance sheet at March 31, 1997 has been derived from the audited combined financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                              Huron Plastics Group
               Condensed Combined Interim Statements of Income
                             (dollars in thousands)



                                                                           Nine Months Ended
                                                            -------------------------------------------
                                                                December 31, 1997     December 31, 1996
                                                            -------------------------------------------
                                                                   (Unaudited)           (Unaudited)
Revenues:
     Net product sales                                                 $72,899          $65,340
     Net mold sales                                                     13,818            5,829
                                                            -------------------------------------------
                                                                        86,707           71,169
Cost of Sales
     Cost of product sales                                              57,337           51,887
     Cost of mold sales                                                 13,168            5,497
                                                            -------------------------------------------
                                                                        70,505           57,384
                                                            -------------------------------------------

Gross Margin                                                            16,202           13,785

Selling, general and administrative expenses                            11,644            9,945
                                                            -------------------------------------------

Operating profit                                                         4,558            3,840

Interest expense                                                        (1,814)          (1,526)
Other income (expense), net                                                541             (410)
                                                            -------------------------------------------

Income before income taxes                                               3,285            1,904

Provision for income taxes                                               1,078              973
                                                            -------------------------------------------
Net Income                                                              $2,207             $931
                                                            ===========================================

See accompanying notes.

                              Huron Plastics Group
              Condensed Combined Interim Statement of Cash Flows
                             (dollars in thousands)

                                                                            Nine Months Ended
                                                            ----------------------------------------------------
                                                                December 31, 1997          December 31, 1996
                                                            ----------------------------------------------------
                                                                    (Unaudited)                (Unaudited)
NET CASH PROVIDED BY OPERATING ACTIVITIES                               $1,930                     $1,037

CASH FLOWS FROM INVESTING ACTIVITIES
     Additions to property, plant and equipment                         (3,199)                    (2,295)
     Proceeds from disposals of property, plant and
        equipment                                                            7                          2
                                                            ---------------------------------------------
          NET CASH USED FOR INVESTING ACTIVITIES                        (3,192)                    (2,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt issuance                                      520                      1,818
Payments on long-term debt                                              (3,085)                    (2,693)
Net repayments on line of credit borrowings                              4,492                      3,068
Dividends paid                                                            (487)                      (200)
                                                            ---------------------------------------------
          NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES               1,440                      1,993

Net cash change                                                            178                        737
Cash at beginning of period                                                103                          8
                                                            ---------------------------------------------
Cash at end of period                                                   $  281                     $  745
                                                            =============================================


SUPPLEMENTAL INFORMATION:
Depreciation and amortization                                           $3,245                     $2,863
                                                            =============================================

See accompanying notes.

                             Huron Plastics Group
            Notes to Condensed Combined Interim Financial Statements
                              December 31, 1997

1.  BASIS OF PRESENTATION

         The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended December 28, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998. For further information, refer to the audited financial statements and footnotes thereto in the Company's annual financial statements included elsewhere herein.

2.    SUBSEQUENT EVENT

     On February 6, 1998 the entire issued stock of Huron Plastics Group, Inc. and the business and net assets of Tadim, Inc. were acquired by LDM Technologies, Inc. for a preliminary consideration of approximately $69 million.